Exhibit 99.B(m)(3)

SCHEDULE I

To the Distribution agreement between

Victory Variable Insurance Funds and Victory Capital Advisers, Inc. dated August 1, 2013

FUNDS

Name of Portfolio

Victory High Yield VIP Series

Victory INCORE Investment Quality Bond VIP Series

Victory INCORE Low Duration Bond VIP Series

Victory RS Emerging Markets VIP Series

Victory RS International VIP Series

Victory RS Large Cap Alpha VIP Series

Victory RS Small Cap Growth Equity VIP Series

Victory S&P 500 Index VIP Series

Victory Variable Insurance Diversified Stock Fund

As of December 7, 2016

VICTORY VARIABLE INSURANCE FUNDS

By:	/s/ Christopher K. Dyer
	Name:	Christopher K. Dyer
	Title:	President

VICTORY CAPITAL ADVISERS, INC.

By:	/s/ Peter Scharich
	Name:	Peter Scharich
	Title:	President